Exhibit 99.1

Fold Holdings, Inc. (NASDAQ: FLD)

Announces First Quarter 2025 Results

Revenue: $7.1 million, 44% YoY increase

Bitcoin Treasury Holdings: 1,490 BTC, ~50% increase from Q4 2024

Launched Bitcoin Gift Card with access to network of thousands of retailers

New accounts up over 300% YoY and platform volumes up 67% YoY

PHOENIX – May 15, 2025

Fold Holdings, Inc. (NASDAQ: FLD) (“Fold”), the first publicly traded bitcoin financial services company, today announced financial results for the first quarter ended March 31, 2025.

Financial Highlights

•
Revenue: $7.1 million; 44% YoY increase
•
GAAP Net Loss: ($48.9) million
•
Adjusted EBITDA (Loss) (non-GAAP): ($4.2) million
•
GAAP Loss Per Share: ($1.92) per share
•
Adjusted EBITDA (Loss) Per Share (non-GAAP): ($0.17) per share
•
Bitcoin Treasury Holdings: 1,490 bitcoin; +$150 million value as of 5/13/2025

Key Operating Metrics

•
Total Transaction Volume: +$250 million; 67% YoY increase
•
Total Active Accounts: +600,000, added +17,000 new accounts in the quarter
•
Total Verified Accounts: +76,000, added +5,000 new verified accounts in the quarter

CEO Commentary

“We are pleased to report a strong first quarter, with revenues for the period increasing by 44% versus a year ago, while core KPIs such as Active Accounts and Transaction Volumes were also up”, said Fold Chairman and CEO, Will Reeves. "From Fold’s public listing in February to our recent new product announcements, we have already made meaningful progress in 2025.

Mr. Reeves continued, "In particular, we made significant progress on new initiatives that we believe improve the growth prospects for Fold. First, in February, we announced the launch of the Fold

Bitcoin Rewards Credit Card, which currently has a waitlist of 75,000 people. We are working towards launching the card later this year and believe it can be an important growth driver of Fold’s business. Second, we are prioritizing the expansion of our Custody and Trading business by adding enhanced functionality to the platform. Our initiatives include increasing access to the platform beyond Fold cardholders to all users, supporting larger bitcoin orders through acceptance of wire deposits, and expanding the geographic reach of Fold’s suite of services. We believe these developments will allow us to open our platform to a meaningfully larger market. Our most recent announcement, the Fold Bitcoin Gift Card, is designed to allow consumers to acquire bitcoin by purchasing the Fold Bitcoin Gift Card online and at participating retail locations throughout the United States. Americans spend billions of dollars annually on gift cards and we believe the Fold Bitcoin Gift Card will allow us to capitalize on this large and meaningful market.”

Mr. Reeves concluded, “Finally, our bitcoin treasury holdings increased by 50% during the first quarter and currently stands at 1,490 bitcoin, which represents more than $150 million of value based on recent bitcoin prices. At Fold, we remain committed believers in Bitcoin and see it as central to everything we do. Building on our first quarter of 2025, we will continue to seek opportunities to add to our bitcoin holdings and believe in the long-term value proposition of a robust bitcoin treasury strategy.”

Strategic & Business Updates:

•
Fold Credit Card (announced in February 2025)
o
Over 75,000 applicants on the waitlist
o
215 million credit cards users in the US
o
Expected to launch later this year
•
Fold Bitcoin Gift Card (announced May 15, 2025)
o
Partnered with Totus for a target nationwide launch later this year
o
Rollout will be in phases with initial accessibility through Fold’s website
o
Full rollout expected to include deployment to thousands of online and physical locations throughout the US
•
Custody and Trading Expansion
o
Expanding accessibility to our bitcoin exchange platform to a larger user base
o
Expanding features and making the platform accessible in additional states
•
Bitcoin Treasury
o
Expanded our bitcoin investment treasury by approximately 50% in Q1 2025
o
Currently hold 1,490 Bitcoin with a value of over $150 million

2025 Full Year Outlook:

•
Revenue: Prior guidance of $61.6 million in 2025 remains unchanged
•
Marketing Expenses: $3 million, an approximately 10x increase from 2024

Earnings Call and Webcast Information:

Fold Inc. will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of results followed by a question and answer period. To participate in this event, please log on or dial in approximately 5 minutes before the beginning of the call.

Date: May 15, 2025

Time: 5:00 p.m. ET

Participant Call Links:

•
Live Webcast: Link
•
Dial-in Registration Link: Link

A replay of the call will be archived at https://investor.foldapp.com

About Fold Inc.:

Fold (NASDAQ: FLD) is the first publicly traded Bitcoin financial services company, making it easy for individuals and businesses to earn, save, and use Bitcoin. With 1,490 BTC in its treasury, Fold is at the forefront of integrating Bitcoin into everyday financial experiences. Through innovative products like the Fold App, Fold Card, Fold Credit Card, and Fold Bitcoin Gift Card, the company is building the bridge between traditional finance and the Bitcoin-powered future.

Forward-Looking Statements:

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws with respect to the anticipated benefits of the business combination. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include the potential benefits of the new convertible note, Fold’s treasury strategy and the potential success of Fold’s market and growth strategies. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the failure to realize the anticipated benefits of the business combination; (iii) the effect of the consummation of the business combination on Fold’s business relationships, performance, and business generally; (iv) the ability to implement business plans and other expectations after the completion of the business combination, and identify and realize additional opportunities; (v) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; and (vi) those factors discussed in Fold’s filings with the Securities and Exchange Commission. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, each specifically disclaims any obligation to do so, except as required by law.

Fold Holdings, Inc. Condensed Balance Sheets (Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$11,699,552	$18,330,359
Accounts receivable, net	942,888	451,455
Inventories	403,595	262,813
Digital assets - rewards treasury	7,365,544	8,569,651
Prepaid expenses and other current assets	4,003,918	687,100
Total current assets	24,415,497	28,301,378
Digital assets - investment treasury	122,957,753	93,568,700
Capitalized software development costs, net	1,175,215	1,000,065
Deferred transaction costs	-	2,784,893
Total assets	$148,548,465	$125,655,036

Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$1,486,978	$1,113,552
Accrued expenses and other current liabilities	1,898,812	71,858
December 2024 convertible note, net	-	11,752,905
Customer rewards liability	7,365,544	8,569,651
Deferred revenue	358,716	387,776
Total current liabilities	11,110,050	21,895,742
Deferred revenue, long-term	470,176	487,690
December 2024 convertible note, net	12,278,826	-
March 2025 convertible note - related party	52,813,643	-
Simple Agreements for Future Equity (“SAFEs”)	-	171,080,533
Total liabilities	76,672,695	193,463,965
Commitments and contingencies (Note 13)
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2025 and 10,204,880 shares issued and outstanding at December 31, 2024	-	1,020
Common stock, $0.0001 par value; 600,000,000 shares authorized, 46,888,876 shares issued and 46,250,665 shares outstanding at March 31, 2025 and 5,836,882 shares issued and outstanding at December 31, 2024	4,625	584
Additional paid-in-capital	222,098,867	33,537,989
Accumulated deficit	(150,227,722)	(101,348,522)
Total stockholders’ equity (deficit)	71,875,770	(67,808,929)
Total liabilities and stockholders’ equity	$148,548,465	$125,655,036

Fold Holdings, Inc. Condensed Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues, net	$7,087,837	$4,931,211

Operating expenses
Banking and payment costs	6,758,924	4,626,748
Custody and trading costs	45,785	21,288
Compensation and benefits	6,457,940	757,365
Marketing expenses	399,798	42,467
Professional fees	1,788,505	36,668
Amortization expense	91,071	57,353
(Gain) loss on customer rewards liability	(1,100,857)	3,423,045
Loss (gain) on digital assets - rewards treasury	1,010,586	(3,491,889)
Other selling, general and administrative expenses	1,136,455	312,894
Total operating expenses	16,588,207	5,785,939
Operating loss	(9,500,370)	(854,728)

Other income (expense)
Loss on digital assets - investment treasury	(15,617,152)	-
Change in fair value of SAFEs	(6,503,113)	(95,064)
Change in fair value of convertible note	(6,534,143)	-
Convertible note issuance costs and fees	(9,569,109)	-
Interest expense	(1,271,638)	-
Other income	120,303	12,855
Other income (expense), net	(39,374,852)	(82,209)

Net loss before income taxes	(48,875,222)	(936,937)
Income tax expense	3,978	8,109
Net loss	$(48,879,200)	$(945,046)

Net loss per share attributable to common stockholders:
Basic and diluted	$(1.92)	$(0.16)
Weighted average common shares outstanding:
Basic and diluted	25,436,398	5,836,882

Fold Holdings, Inc. Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(48,879,200)	$(945,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	91,071	57,353
Loss (gain) on digital assets - rewards treasury	1,010,586	(3,491,889)
Loss on digital assets - investment treasury	15,617,152	-
(Gain) loss on customer rewards liability	(1,100,857)	3,423,045
Change in fair value of convertible note	6,534,143	-
Convertible note issuance costs and fees	9,569,109	-
Amortization of debt discount	525,921	-
Change in fair value of SAFEs	6,503,113	95,064
Share-based compensation expense	5,170,275	-
Increase (decrease) in cash resulting from changes in:
Accounts receivable, net	(491,433)	(38,400)
Inventories	(140,782)	(11,860)
Prepaid expenses and other current assets	(962,423)	9,756
Accounts payable	373,426	168,239
Accrued expenses and other current liabilities	660,721	10,908
Customer reward liability	611,552	487,032
Deferred revenue	(46,574)	(118,433)
Net cash used in operating activities	(4,954,200)	(354,231)

Cash flows from investing activities
Purchases of digital assets	(1,562,973)	(441,467)
Proceeds from sales of digital assets	-	-
Payments for capitalized software development costs	(266,221)	(171,134)
Net cash used in investing activities	(1,829,194)	(612,601)

Cash flows from financing activities
Proceeds from recapitalization	804,600	-
Payments of deferred IPO costs	(652,013)	-
Proceeds received from SAFE financings	-	500,000
Net cash provided by financing activities	152,587	500,000

Net decrease in cash and cash equivalents	(6,630,807)	(466,832)
Cash and cash equivalents, beginning of period	18,330,359	1,491,544
Cash and cash equivalents, end of period	$11,699,552	$1,024,712

Non-cash investing and financing activities
Distributions of digital assets to fulfill customer reward redemptions	714,802	1,317,262
Distributions of digital assets to satisfy other current liabilities	1,012	8,940
Recapitalization	173,019,904	-
Proceeds from convertible debt received in digital assets - related party	43,965,525	-
Distributions of digital assets for prepaid interest - related party	2,313,975	-

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to net loss and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) to monitor the financial health of our business. Adjusted EBITDA is defined as net loss, excluding (i) interest expense, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) remeasurement gains and losses such as fair value remeasurements on our digital assets, convertible notes, and SAFE notes, and (vi) impairments, restructuring charges, and business acquisition- or disposition-related expenses that we believe are not indicative of our core operating results. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and/or render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of core operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended March 31,
	2025	2024
Net loss	$(48,879,200)	$(945,046)
Add:
Interest expense	1,271,638	-
Income tax expense	3,978	8,109
Amortization expense	91,071	57,353
Share-based compensation expense	5,170,275	-
(Gain) loss on customer rewards liability	(1,100,857)	3,423,045
Loss (gain) on digital assets - rewards treasury	1,010,586	(3,491,889)
Loss on digital assets - investment treasury	15,617,152	-
Change in fair value of SAFEs	6,503,113	95,064
Change in fair value of convertible note	6,534,143	-
Convertible note issuance costs and fees	9,569,109	-
Adjusted EBITDA (non-GAAP)	$(4,208,992)	$(853,364)

	Three Months Ended March 31,
	2025	2024
Adjusted EBITDA (Loss)	$(4,208,992)	$(853,364)
Weighted-average shares used to compute basic and diluted net loss per share	25,436,398	5,836,882

Adjusted EBITDA (Loss) per share attributable to common stockholders:
Basic and diluted	$(0.17)	$(0.15)

For investor and media inquiries, please contact:

Investor Relations Contact:
Orange Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com

Media:

Elev8 New Media

Jessica Starman, MBA

media@foldapp.com